                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              The Banc Corporation
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                                 63-1201350
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


        17 North 20th Street
         Birmingham, Alabama                              35203
----------------------------------------   -----------------------------------
(Address of Principal Executive Offices)                (Zip Code)


If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General                   effective simultaneously with
Instruction A(c)(1) please check             the effectiveness of a concurrent
the following box. [ ]                       registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2)
                                             please check the following box.[ ]


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                  Name of Each Exchange on Which
   to be so Registered                  Each Class is to be Registered
---------------------------           ----------------------------------
          None                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is Common Stock, par value $.001 per share of The Banc Corporation, a registered bank holding company incorporated under the laws of Delaware.

         For a description of the Common Stock, reference is hereby made to Amendment No. 3 to the Registrant's Registration Statement on Form S-4 of The Banc Corporation, as amended (Registration No. 333-58493), filed with the Securities and Exchange Commission, on October 9, 1998, and particularly to the description of the Registrant's Common Stock, par value $.001 per share, set forth under the caption "Description of Capital Stock of the Corporation" beginning on page 413 thereof. Such Amendment No. 3 to the Registration Statement is hereby incorporated by reference herein.


ITEM 2.   EXHIBITS

         1. Form of Restated Certificate of Incorporation (incorporated on Form S-4 by reference to Exhibit (3)-1, contained in the Registrant's Registration Statement filed with the Commission on October 9, 1998 (333-58493) (the "Registration Statement").

         2. Form of Bylaws (incorporated on Form S-4 by reference to Exhibit
(3)-2, contained in the Registrant's Registration Statement filed with the Commission on October 9, 1998 (333-58493) (the "Registration Statement").

         3. Form of specimen certificate for Common Stock.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:   October 30, 1998

                                            THE BANC CORPORATION


                                            By /s/ James A. Taylor, Jr.
                                              ---------------------------------
                                              Executive Vice President and
                                              General Counsel











                                       3